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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion and incorporation by reference in this registration statement on Form S-4 (File No. 333-59913) of our reports dated March 30, 1998 and March 27, 1996, on our audits of the consolidated financial statements of BancFirst Corporation as of December 31, 1997, and for the three years then ended, which reports are included in the Annual Report of Form 10-K. We also consent to the reference to our firm under the caption "Experts".



                                        /s/ PRICEWATERHOUSECOOPERS LLP

                                        PRICEWATERHOUSECOOPERS LLP



Oklahoma City, Oklahoma

August 10, 1998